CSP, INC. AND SUBSIDIARIES                                          Exhibit 11.0
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
For the Three and Nine Month Periods Ended May 31, 1996 and May 26, 1995
(In thousands except for per share data)
(Unaudited)
                                              /-For The Three Months Ended-//-For the Six Months Ended-/
                                                  May 31,         May 26,      May 31,       May 26,
                                                    1996            1995        1996          1995
                                                 ---------        ---------   -------      ----------
NET INCOME (LOSS) PER COMMON SHARE - (PRIMARY)
- ----------------------------------------------

Net income (loss)                                   ($167)            $320       ($82)         $28
                                                   ======           ======     ======       ======

Average common shares outstanding                   2,706            2,798      2,716        2,806
                                                   ======           ======     ======       ======

Reported net income (loss) per common share        ($0.06)           $0.11     ($0.03)       $0.01
                                                   ======           ======     ======       ======



NET INCOME (LOSS)PER COMMON SHARE - (FULL DILUTION)
- ---------------------------------------------------

Net income (loss)                                   ($167)            $320       ($82)         $28
                                                   ======           ======     ======       ======

Average common shares outstanding                   2,706            2,798      2,716        2,806
                                                   ======           ======     ======       ======

Net income (loss) per common share-(Full Dilution) ($0.06)           $0.11     ($0.03)       $0.01
                                                   ======           ======     ======       ======

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